Exhibit  5.1        Opinion re. Legality Conrad C. Lysiak, Attorney at Law

                                  CONRAD C. LYSIAK
                            Attorney and Counselor at Law
                               601 West First Avenue
                                     Suite 503
                             Spokane, Washington 99201
                                  (509) 624-1478
                                 FAX (509) 747-1770

                                     November 9, 2005

Securities and Exchange Commission
100 F Street NE
Washington, D.C. 20549

                               Re:   Standard Capital Corporation

Gentlemen:

     I have acted as counsel for Standard Capital Corporation, a Delaware company (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") pursuant to the United States Securities Act of 1933, as amended (the "Act") to be filed with the Securities and Exchange Commission (the "SEC") in connection with a proposed public offering by certain shareholders of 855,000 common shares, $0.001 par value per share, of the Company's common stock (the "Shares") at an offering price of $0.05 per share.

     You have asked me to render an opinion as to the matters hereinafter set forth herein.

     I have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the Company, and other documents as I have deemed necessary as a basis for this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies. I have, when relevant facts material to my opinion were not independently established by me, relied to the extent I deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

     Based upon and subject to the foregoing, I am of the opinion that insofar as the laws of Delaware are concerned:

1. The Company is a corporation duly organized and validly existing under the laws of Delaware.

2. The Shares to be sold as described in the Registration Statement have been duly authorized and legally issued as fully paid and non-assessable shares.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of my firm name wherever appearing in the Registration Statement.


                                         Yours truly'
                                    /s/ "Conrad C. Lysiak"
                                         Conrad C. Lysiak